Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 14, 2001 included in Nathan's Famous, Inc. and Subsidiaries Form 10-K for the year ended March 25, 2001 and to all references to our Firm included in this registration statement.

                                             /s/ Arthur Andersen LLP


Melville, New York
February 13, 2002